Exhibit 32.2

Red Rock Resorts, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
    Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350 ), the undersigned hereby certifies as follows:
1.Stephen L. Cootey is the Principal Financial Officer of Red Rock Resorts, Inc. (the "Company").
2.The undersigned certifies to the best of his knowledge:
(A)The Company's Annual Report on Form 10-K for the year ended December 31, 2021 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(B)The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 25, 2022

/s/ STEPHEN L. COOTEY
Stephen L. Cootey Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)